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EXHIBIT 99.1



                Certifications of Principal Executive Officer and
                           Principal Financial Officer

         Solely for the purposes of complying with 18 U.S.C. ss.1350, I, the undersigned Chairman and Chief Executive Officer of Island Pacific, Inc. (the "Registrant"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Registrant for the quarter ended June 30, 2003 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Date:  August 14, 2003         /s/ Harvey Braun
                               -------------------------------------------------
                               Harvey Braun
                               Chairman of the Board and Chief Executive Officer
                               (Principal Executive and Financial Officer)